                                                                   EXHIBIT 10.16



Board of Directors
International Veronex Resources LTD.
18023 Skypark Circle, Suite E-2
Irvine, CA 92614

Attention:  Mr. David Hite, Chairman of the Board

Gentlemen:

          You have advised us that International Veronex Resources LTD. (the "Company") proposes to privately offer and sell (the "offering") up to $4,000,000 of its securities (the "Securities") in reliance upon an exemption from registration pursuant to Section 4(s) of the Securities Act of 1933, as amended (the "Act") or other appropriate exemption. The offering will be on a "best efforts basis" and the anticipated terms of the Securities are more fully described in Exhibit A annexed hereto.

          The purpose of this agreement (the "Agreement") is to set forth the terms pursuant to which the Company hereby engages Robb Peck McCooey Clearing Corporation ("Robb") as its exclusive investment banker and placement agent to assist the Company in arranging the offer and sale of the Securities.

          1.    (a)     The Company hereby appoints Robb as the company's
exclusive agent for the purpose of assisting the Company in finding purchasers for the Securities for the account and risk of the Company through the private offerings herein contemplated (the "offering"). Subject to the terms and conditions contained in this Agreement, Robb hereby accepts such appointment. The exclusive agency granted Robb hereunder shall extend to any other equity or debt financing which the Company may consider during the term hereof and the Company agrees to refer all proposals for any such financing to Robb. The Company expressly acknowledges and agrees that Robb's obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by Robb to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof. Further, Robb's obligation to use its best efforts to assist the Company in the Offering is subject to the completion of a due diligence review of the Company.

                (b) The Company agrees that during the term of Robb's agency hereunder, which terminates as set forth in paragraph 13, neither the Company nor any person authorized to act on the Company's behalf will offer the Securities, for sale to, or solicit any offers to purchase the Securities from, or except as Robb may specifically request, otherwise approach or negotiate in respect thereof with, any other person or persons. Neither the Company or any person authorized to act on the Company's behalf will, directly or indirectly, take any action that would prevent the offering and sale of the Securities from complying with the requirements of all applicable securities laws or render unavailable any exemption from the registration provisions of the Act relied upon in making any offer or sale of the Securities, or the state securities or "blue sky" laws of jurisdictions in which the Securities will be offered.


          2. In connection with Robb's activities pursuant to this Agreement, the Company will furnish Robb with all information (the "Information") concerning the Company and its subsidiaries which Robb may request and will provide Robb access to the Company's officers, directors, accountants and counsel. The Company acknowledges that in rendering its services hereunder, Robb will be using and relying on the Information. The company represents and warrants that the Information and the information contained in the confidential Offering memorandum referred to below will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Robb agrees to hold all of the Information which is confidential and proprietary to the Company in confidence and will use such information only in furtherance of the transactions contemplated herein.



          3.    (a)    The company shall prepare or cause to be prepared a
Confidential Offering Memorandum, and/or other appropriate offering documents in form and substance satisfactory to Robb, containing information concerning, among other things, the terms of the Offering and the Securities, the risks attendant to an investment in the Securities, information concerning the business and finances of the Company and its subsidiaries and other relevant matters. Robb and its counsel shall have the opportunity to make such review and investigation of the information contained in the Confidential Offering Memorandum as it deems appropriate. The company authorizes and directs Robb to furnish to prospective purchasers of the Securities, the Confidential Offering Memorandum, as same may be amended or supplemented, and agrees to provide Robb with such number of copies thereof as Robb may reasonably request. If any event relating to or affecting the company shall occur as a result of which it is necessary or advisable to amend or supplement result of which it is necessary or advisable to amend or supplement the Confidential Offering Memorandum in order to make the statements contained therein not misleading in light of the circumstances existing at the time it is delivered to prospective purchasers or in order to comply with any applicable federal or state securities or "blue sky" laws, the Company shall forthwith prepare and furnish to Robb a reasonable number of copies of an amendment or amendments of or a supplement or supplements to the Confidential Offering Memorandum (in form and substance satisfactory to Robb) which will amend or supplement the Confidential Offering Memorandum so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances existing at the time the Confidential Offering Memorandum is delivered to prospective purchasers, not misleading and it will comply with any applicable federal or state securities or "blue sky" laws. The company shall advise Robb of the happening of any such event known to it, shall advise Robb promptly after it receives knowledge or notice thereof of any communication with the Securities and Exchange Commission or any state securities commissioner concerning the initiation of any proceeding concerning the Offering, and shall advise Robb promptly after it receives knowledge or notice thereof of the commencement of any lawsuit or proceeding relating to the Offering.

                (b) The Company shall also prepare or cause to be prepared such subscription agreements, other documentation (including, without limitation, subscription agreements, warrants, escrow agreements and certificates), all of which shall be in form and substance satisfactory to Robb, as Robb may reasonably request in connection with the Offering. The Company will designate an auditor in connection with the Offering reasonably satisfactory to Robb. As a condition to the closing of the Offering, the Company shall also deliver to Robb and the purchasers of the Securities such instruments, documents and certificates and opinions as Robb may reasonably request in order to evidence the truth, accuracy and completeness of the Information and the information contained in the Confidential Offering Memorandum, the Company's authority to make the Offering, the validity, legality and enforceability of the Securities and the various instruments, documents and agreements executed in connection with the Offering and such other matters as Robb may reasonably request. The Confidential Offering Memorandum and all other documents prepared by the Company in connection with the Offering and the closing of the Offering are hereinafter referred to as the "Offering Documents."

          4. The Company will endeavor in good faith, in cooperation with Robb and its counsel, to qualify, to the extent required by applicable law, the sale of the Securities for offering and sale under the applicable securities or "blue sky" laws of such jurisdictions as Robb may designate, and the Company will use its best efforts to maintain such qualifications in effect for as long as may be required for the distribution of the Securities. In each jurisdiction where the Securities shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

          5. For acting as exclusive agent in connection with the Offering, Robb shall be entitled to receive and the Company hereby agrees to pay to Robb upon consummation of each financing, a commission equal to 9% of the gross proceeds of the Offering and a non-accountable expense allowance equal to 2% of the gross proceeds of the Offering. Immediately upon the execution of this letter, the Company shall deliver to Robb a check in the amount of $50,000, of which $25,000 shall be non-refundable, and which shall be applied against the expense allowance.

          6. The Company shall pay all fees, charges, expenses and disbursements relating to the Offering, including, without limitation, all fees, charges, expenses and disbursements in connection with (a) the presentation, printing, filing, distribution and mailing of the Confidential Offering Memorandum and any supplement and amendment thereto and all other documents relating to the Offering and the purchase, sale and delivery of the Securities, including the cost of all copies thereof; (b) the issuance, sale, transfer and delivery of the Securities, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (c) the registration or qualification of the Securities for offer and sale under the securities laws of such states and other jurisdictions as Robb may designate (including, without limitation, and all filing and registration fees and the reasonable `blue sky" fees and disbursements of Robb's counsel); and (d) not to exceed $20,000 travel and lodging expenses, an independent consultant to evaluate the Company's technology and other out-of-pocket expenses incurred by Robb in connection with this offering. Upon Robb's request, the Company shall provide funds to pay all such fees, charges, expenses and disbursements in advance.

          7. Concurrent with, and as a condition precedent to, the closing of the Offering, the Company shall sell to Robb (or its designated affiliates) common stock purchase warrants (the "Agent Warrants"), at a price of $.001 per warrant, to purchase 200,000 shares of the Company's Common Stock. Such warrants will expire five years after the Offering is consummated and will be exercisable at $4.00 per share. The Agent Warrants may be exercised as to all or a lesser number of shares, will be redeemable under the same conditions as the warrants included in the Units, as defined below, and will contain provisions for registration of the resale of the underlying shares at the Company's expense, subject to the warrant cashless exercise and for adjustment in the number of such shares and the exercise price to prevent dilution. In addition, the holders of the Agent's Warrants will be entitled to receive a reduction in the exercise price and additional warrants equal to 20% of the Additional Warrants, as defined in Exhibit A, issued by the company (the "Additional Agent's Warrants") in the event the Company fails to achieve $24,000,000 in revenues from the date hereof to November 30, 1998. The Additional Agent's Warrants shall be on the same terms as the Agent's Warrants except the exercise price shall be $1.00 per share.

          8. The Company agrees that if its Securities are sold in the Offering, the Company shall not issue any securities for a period of 12 months from the Final Closing without Robb's approval, which shall not be unreasonably withheld, except for options granted under the Company's existing stock option plans, not to exceed an amount to be agreed upon in writing by Robb and the Company.

          9.    [Intentionally left blank]

          10. The Company shall, for a period of equal to five years following the completion of the offering, provide to Robb within 45 days from the end of each quarter, a quarterly balance sheet and statement of operations. Robb shall be entitled to appoint a senior advisor to the board of directors who shall be given notice by the Company of all board meetings and be entitled to attend such meetings at the Company's expense for a period equal to five years following the completion of the Offering.

          11. The Company agrees that, for a period of three years from the date hereof, it shall not solicit any offer to buy from or offer to sell any person introduced to the Company by Robb in connection with the Offering, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling, and such person purchases such securities or purchases securities from any other securities broker or dealer or selling agent, the Company shall pay to Robb an amount equal to 10% of the aggregate purchase price of the securities so purchased by such person. The foregoing shall not apply to person(s) referred to Robb by the Company for this Offering.

          12. The Company agrees to indemnify and hold harmless Robb, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls Robb within the meaning of Section 15 of the Act or Section 20(a) of the securities Exchange Act of

1934, as amended (the "Exchange Act"), against any and all losses, claims, damages, obligations, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Robb is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (a) any untrue statement or alleged untrue statement of a material fact contained in, or omissions from the Offering Documents, including any amendment thereof or supplement thereto, or similar statements or omissions in or from any other information furnished by the Company to Robb or any prospective purchaser of the Securities in the offering; (b) violations or breaches of any representations, warranty, covenant or agreement contained or incorporated in the Agreement or in any instrument, document, agreement or certificate delivered by the Company to Robb or any prospective purchaser of the Securities in the Offering; (c) Robb's acting for the Company, including, without limitation, any act or omission by Robb in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement; and (d) the Offering. The Company also agrees that Robb shall not have any liability (whether direct or indirect, in contract or tort (excluding intentional torts) to the Company for or in connection with the engagement of Robb, except as provided below with respect to Robb's obligations to indemnify to the Company.

          These indemnification provisions shall be in addition to any liability which the Company may otherwise have to Robb or the persons indemnified below in this sentence and shall extend to the following: Robb, its affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents and controlling persons of any of them. All references to Robb in these indemnification provisions shall be understood to include any and all of the foregoing.

          If any action, suit, proceeding or investigation is commenced, as to which Robb proposes to demand indemnification, it shall notify the Company with reasonable promptness (provided, however, that any failure by Robb to notify the Company shall not relieve the Company from its obligations hereunder), and the Company shall have the right to assume the defense of such action. Robb shall have the right to retain counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at its expense unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to Robb to have charge of the defense of such action or Robb shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company. Any such counsel or Robb shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. In no event shall the indemnifying parties be liable for fees and expenses or more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with the any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The company shall not, without the prior written consent of Robb, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a unconditional term thereof, the giving by the claimant to Robb of an unconditional release from all liability in respect of such claim. Anything in this paragraph 12 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.


          Robb agrees to indemnify and hold harmless the Company, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to Robb, but only with respect to statements, if any, made in the Confidential Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Robb concerning Robb expressly for inclusion in the Confidential Offering Memorandum, or any amendment or supplement thereto and violations or breaches of any representation, warranty, covenant or agreement contained or incorporated in the Agreement, provided, however, that Robb's obligations to provide indemnification hereunder shall be limited to the fees actually received by Robb pursuant to this Agreement. If any action shall be brought against the Company in respect of which indemnification may be sought against Robb pursuant hereto, Robb shall have the rights and duties given to the Company above, and the Company shall have the rights and duties so given to Robb.


          In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Robb, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, Robb, on the other hand, and also the relative fault of the Company, on the one hand, and Robb, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Robb, shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Robb pursuant to the Agreement.

          Neither termination nor completion of the engagement of Robb referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect.

          13.    (a)    The agency created hereby shall remain in effect until
(i) the execution and delivery by the Company of an Agency Agreement relating to the Offering incorporating the terms set forth herein in substantially the form customarily used in the industry, (ii) the completion of the Offering, or (iii) the earlier termination as herein provided. If no Securities are sold pursuant to the Offering or any other financing within the contemplation of paragraph 1, this agreement will terminate upon the earlier of (A) September 30, 1997 (to be automatically extended to Oct. 15, 1997) if Robb requires such additional time to complete the funding of the Offering), or (B) 5 days' prior written notice to Robb after September 30, 1997 (October 15, if automatically extended). Robb may terminate the agency created hereby for any reason upon written notice to the Company.


                 (b) Neither party shall have any liability or continuing obligation to the other upon termination of the agency created hereby in accordance with paragraph 13(a) except that, regardless of which party elects to terminate, (i) the Company agrees to reimburse Robb for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in paragraph 6 above and to reimburse Robb for the full amount of its actual out-of-pocket expenses (which shall include, without limitation, the fees and disbursements of Robb's counsel, travel and lodging expenses, mailing, printing and reproduction expenses, and any expenses reasonably incurred by Robb in conducting its due diligence) less amounts previously paid to Robb in reimbursement for such expenses and the advance against the non-accountable expense allowance delivered upon the execution of this Agreement, and (ii) the provisions of paragraph 11 and 12 shall remain in full force and effect; provided further, that in the event the Company terminates this agreement prior to the consummation of the offering, Robb shall be entitled to receive $440,000 and the Agent's Warrants described in Paragraph 7. In the event Robb arranges the sale of any securities under this Agreement, paragraphs 6, 7, 8, 9, 10, 11 and 12 shall survive the termination of this Agreement.

          14. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand-delivered, or telexed or telegraphed and confirmed by letter, to the party to whom it is addressed at the address set forth above. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

          15. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided, that the rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void.

          16. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be fully performed therein.

          If the foregoing correctly sets forth our agreement, please sign two copies of this letter in the space provided below and return same to us.

                              Very truly yours,

                              Robb Peck McCooey Clearing Corporation

                          By: _______________________________________


Confirmed and Agreed to
this 12th day of September, 1997


International Veronex Resources LTD.

___________________________________
Name:
Title:

                                   EXHIBIT A

Units Maximum of 1,000,000 Units, each unit consisting of one share of Common Stock (the "Shares") and one common Stock Purchase Warrant (the
                               "Warrants'). The Units will be offered on a 10,000 Unit minimum-1,000,000 Unit maximum basis at an offering price of $4.00 per Unit.

     Common Stock              1,000,000 shares included in the Units.

          Additional Shares    Up to 3,000,000 additional shares in accordance
                               with Schedule I will be issued to the holders of
                               the Shares in the event the Company does not
                               achieve $24,000,000 in revenue from the date
                               hereof to November 30, 1998.

     Warrants                  1,000,000 Warrants included in the Units.

          Terms Each Warrant will entitle the holder to purchase one share of Common Stock during the period commencing on the date of issuance and terminating five years thereafter, unless redeemed.

          Exercise Price       $8.00 per share of Common Stock, subject to
                               adjustment to prevent dilution.

          Redemption           The Warrants will be redeemable at any time after
                               the Company's Common Stock underlying the
                               Warrants is registered for public distribution
                               under the Securities Act of 1933, as amended, and
                               is listed on a national exchange or the Nasdaq
                               Stock Market, provided, that during the 20
                               consecutive trading days ending within 10 days of
                               the date of the notice of redemption, the closing
                               bid price of the Company's Common Stock is not
                               less than $10.00 per share and the trading volume
                               of the Common Stock is not less than 30,000
                               shares per day. The redemption price shall be
                               $.10 per Warrant.

          Registration Rights  The holders of the Warrants shall have unlimited piggy-back registration rights for the shares underlying the Warrants.

          Anti-dilution        (a)  The Warrants will contain provisions for
                               adjustment in the number of shares and the
                               exercise price to prevent dilution including the
                               additional sale of the Company's Common Stock at
                               a price less than $4.00 as adjusted for stock
                               splits and recapitalizations. No adjustments will
                               be made for shares to be issued to Thomas J.
                               Price or upon


                               issuance of up to 250,000 under the Company's current management stock option plan.

                               (b) In addition to the foregoing, the Warrant exercise price shall be reduced to $2.00 per share, and additional warrants (the "Additional
                               Warrants") will be issued to each Warrant Holder in accordance with Schedule (I), in the event the Company's revenues from the date hereof to November 30, 1998 are less than $24,000,000. The terms of the Additional Warrants will be identical to the Warrants.

Minimum Investment             10,000 Units, provided Robb may allow investments
                               for smaller quantities in its discretion.

Other conditions               The Offering is also subject to the following
                               conditions:

                            1. The Company's capitalization shall be acceptable
                               to Robb. It is anticipated that the Company will have no more than 6,400,000 shares of Common
                               Stock outstanding on a fully diluted basis prior to the Offering.

                            2. The proceeds of the Offering shall be used for
                               working capital. However, no proceeds shall be used to pay any existing indebtedness, at the time of closing, of the Company without the consent of Robb.

                            3. Favorable background review of the principals of
                               the Company.

                            4. The Company becomes listed on Nasdaq or another
                               national exchange on or before November 30, 1998.


                            5. Robb will offer 200,000 Units to Round Hill
                               Securities as a member of the selling group.



                                   SCHEDULE I


Unit Holders will be issued the following additional Shares and Warrants pro-rata based on the Company's gross revenue from the date hereof through November 30, 1998 as follows:



0                   Shares/Warrants if Gross Revenues exceed                   $24,000,000

500,000             Shares/Warrants if Gross Revenues are $20,000,000          $24,000,000

1,000,000           Shares/Warrants if Gross Revenues are $16,000,000          $19,999,999

1,500,000           Shares/Warrants if Gross Revenues are $12,000,000          $15,999,999

2,000,000           Shares/Warrants if Gross Revenues are $ 8,000,000          $11,999,999

2,500,000           Shares/Warrants if Gross Revenues are $ 4,000,000          $ 7,999,999

3,000,000           Shares/Warrants if Gross Revenues are $  0                 $ 3,999,000